    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 1995

                    Registration Statement No. ______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  HACH COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                                    42-0704420
  (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NO.)


5600 Lindbergh Drive, Loveland, Colorado                         80537
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                 HACH COMPANY 1995 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                 Gary R. Dreher
                   Vice President and Chief Financial Officer
                                  Hach Company
                              5600 Lindbergh Drive
                            Loveland, Colorado 80537
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (970) 669-3050
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
        Title                           Proposed    Proposed
         of                             Maximum     Maximum      Amount
     Securities          Amount         Offering    Aggregate       of
       to be             To Be          Price Per   Offering     Registration
     Registered          Registered     Share (1)   Price (1)      Fee
     ----------          ----------     ---------   ---------    ------------

     Common Stock        500,000        $15.00      $7,500,000   $2,198
     $1.00 Par Shares

     (1) Estimated solely for purposes of calculating the registration fee and based on 85% of the average of the high and low prices as reported by the NASDAQ National Market System on November 29, 1995.

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     PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "Commission") (File Number 0-3947):

     (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") for the fiscal year ended April 30, 1995;

     (b) All other reports filed pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the fiscal year covered by the Company's fiscal year ended April 30, 1995; and

     (c) The description of the Company's Common Stock is contained in the Company's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal matters in connection with the securities offered hereby were passed upon by McBride Baker & Coles, Chicago, Illinois. Lawyers in the firm other than Robert O. Case participating in such matters do not beneficially own shares of the Company's common stock. Mr. Case, Secretary and General Counsel of the Company and Of Counsel to the firm beneficially owns 33,990 shares of the Company's common stock.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the Delaware law.

     The Company's Certificate of Incorporation, as amended, and By-laws provide that the Company will indemnify its officers and directors to the full extent permitted by Delaware law. Furthermore, the Company is covered by insurance which will reimburse it for certain amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to law.

     In addition to such other rights of indemnification as they may have as directors, the Hach Company Employee Stock Purchase Plan (the "Plan") provides that the members of the committee which administers the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     As permitted by Delaware law, the Company's Certificate of Incorporation contains a provision limiting its directors' liability to the Company or its stockholders for monetary damages. This provision provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for a breach of the director's duty of loyalty (for example, in a situation involving a conflict of interest); (ii) for actions

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or omissions in bad faith or involving intentional misconduct or a knowing violation of law; (iii) for certain improper dividend transactions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction where a director derives an improper personal benefit. This provision would not apply to limit the liability of a director for activities performed as an officer of the Company and, since applicable by its terms only to monetary damage recoveries, would not limit the ability of the Company or its stockholders to obtain injunctive or other non-pecuniary relief against any or all of the directors of the Company. A provision of this type can be expected to limit the ability of the Company or its stockholders to recover damages in the event a director is negligent in the performance of his or her duties unless such negligence involves any of the above-described four circumstances.


ITEM 8.  EXHIBITS

     EXHIBIT NUMBER      DESCRIPTION
     --------------      -----------

     4(a) Certificate of Incorporation of the Registrant (as amended to date) (hereby incorporated by reference to Exhibit (3)a. to the Registrant's Annual Report on Form 10-K for the year ended April 30, 1993, Commission File No. 0-3947)

     4(b) By-laws of the Registrant as amended (incorporated by reference to Exhibit (3)b. to the Registrant's Annual Report on Form 10-K for the year April 30, 1995, Commission File No. 0-3947)

     5                   Opinion of Counsel regarding Legality

     23(a) Consent of Counsel (contained in the opinion filed as Exhibit 5 to this Registration Statement)

     23(b)               Independent Accountant's Consent

     24 Power of Attorney (included on the signature page of this Registration Statement)

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ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the

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offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is again public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on this 21st day of November, 1995.


                              HACH COMPANY


                              By /s/ Kathryn Hach-Darrow
                                ---------------------------------
                                Kathryn Hach-Darrow, Chairman and
                                Chief Executive Officer



                        POWER OF ATTORNEY AND SIGNATURES


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, in his or her capacity as an officer and/or director (as set forth below) of Hach Company, a Delaware corporation (the "Corporation"), which is about to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 a Registration Statement on Form S-8, for shares of common stock of the Corporation or other interests under the Hach Company 1995 Employee Stock Purchase Plan (the "Plan"), hereby constitutes and appoints Robert O. Case as his or her true and lawful attorney-in-fact and agent, with full power to act for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign, or cause to be signed electronically, said Registration Statement and any and all amendments to the aforementioned Registration Statement and to file said Registration Statement and amendments thereto so signed with all exhibits thereto, as well as to prepare, execute and file any and all other documents in connection with such Plan with the SEC, all state securities authorities under the blue sky and securities laws of the States of the United States of America, and the NASDAQ market, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

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     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                         Date
     ---------                -----                         ----

/s/ Kathryn Hach-Darrow       Chairman, Chief Executive     November 21, 1995
-------------------------     Officer, Director
Kathryn Hach-Darrow


/s/ Bruce J. Hach             President, Chief Operating    November 21, 1995
-------------------------     Officer, Director
Bruce J. Hach


/s/ Gary R. Dreher            Vice President and            November 21, 1995
-------------------------     Chief Financial Officer,
Gary R. Dreher                Director


/s/ Linda O. Doty             Director                      November 21, 1995
-------------------------
Linda O. Doty


/s/ John N. McConnell         Director                      November 21, 1995
-------------------------
John N. McConnell


/s/ Joseph V. Schwan          Director                      November 21, 1995
-------------------------
Joseph V. Schwan


/s/ Fred W. Wenninger         Director                      November 21, 1995
-------------------------
Fred W. Wenninger

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                                  EXHIBIT INDEX


Exhibit Number      Description                                       Page
--------------      -----------                                       ----

4(a)                Certificate of Incorporation of the
                    Registrant (as amended to date)
                    (hereby incorporated by reference to
                    Exhibit (3)a. to the Registrant's
                    Annual Report on Form 10-K for the
                    year ended April 30, 1993,
                    Commission File No. 0-3947)

4(b)                By-laws of the Registrant as amended
                    (incorporated by reference to Exhibit (3)b.
                    to the Registrant's Annual Report on Form 10-K for the year April 30, 1995, Commission
                    File No. 0-3947)

5                   Opinion of Counsel regarding Legality

23(a)               Consent of Counsel (contained in the
                    opinion filed as Exhibit 5 to this
                    Registration Statement)

23(b)               Independent Accountant's Consent

24                  Power of Attorney (included on the
                    signature page of this Registration
                    Statement)